UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Office Premises. Effective as of July 24, 2013, Banc of California, Inc. (the “Company”) entered into a Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) with Memorial Health Services (the “Seller”) pursuant to which the Company, or its assignee, will purchase from the Seller certain improved real property located at 1588 South Coast Drive, Costa Mesa, California (the “Property”).

Subject to the adjustments and prorations provided in the Agreement, and excluding post-acquisition occupancy improvements and relocation costs, the purchase price for the Property will be $40.0 million.  The Company has deposited $250,000 into escrow, and will deposit an additional $2,250,000 after the expiration of the due diligence period on August 23, 2013.  The Agreement contains customary representations and warranties, covenants, closing conditions and termination provisions.  The Agreement contemplates a closing date of September 3, 2013.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Notice of Exercise of CS Financial Call Option. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 15, 2013, on May 13, 2013, PacTrust Bank entered into an employment agreement (the “Employment Agreement”) with Jeffrey T. Seabold pursuant to which Mr. Seabold granted to the Company and PacTrust Bank an option (the “Call Option”), to acquire CS Financial, Inc. (“CS Financial”), a Southern California-based mortgage banking firm controlled by Mr. Seabold, for an purchase price of $10 million, payable pursuant to the terms provided under the Employment Agreement.

Based upon the recommendation of the special committees of independent, disinterested directors of the Board of Directors of each of the Company and PacTrust Bank (the “Special Committees”), with the assistance of outside financial and legal advisors and consultants, the Boards of Directors of the Company and PacTrust Bank, with Mr. Steven A. Sugarman, Chief Executive Officer of the Company recusing himself from the discussions and vote due to previously disclosed conflicts of interest, approved the recommendation of the Special Committees and, pursuant to a letter dated July 29, 2013, the Company indicated that the Call Option was being exercised by PacTrust Bank, subject to the negotiation and execution of definitive transaction documentation consistent with the applicable provisions of the Employment Agreement and the satisfaction of the terms and conditions set forth therein. The Company expects to consummate the acquisition of CS Financial in the fourth quarter of 2013.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including, among others, the following: (1) the occurrence of any event, change, development or other circumstances that could prevent or materially delay the closing of the transactions described herein or give rise to the termination of the agreements to acquire the Property or CS Financial; (2) the Company’s costs, fees, expenses and charges related to the agreements to acquire the Property or CS Financial, including necessary occupancy-related improvements and the relocation of employees to the Property, could be greater than expected and the transactions could take longer and be more difficult than expected; and (3) other risks described in other documents the Company files with or furnishes to the Securities and Exchange Commission.  You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: July 30, 2013	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number EX-10.1	Description Purchase and Sale Agreement and Escrow Instructions, dated as of July 24, 2013, by and between Banc of California, Inc. and Memorial Health Services.